Exhibit 99.1

CapLease Announces First Quarter 2011 Results

NEW YORK--(BUSINESS WIRE)--May 5, 2011--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the first quarter ended March 31, 2011. Net loss to common stockholders was $(3.1) million, and funds from operations, or FFO, was $9.2 million.

First Quarter 2011 and Subsequent Event Highlights:

  FFO of $0.17 Per Share Before Items Affecting Comparability
  Continued Progress on Building Acquisition Pipeline
  Raised $54 Million to Support Future Growth
  Reduced Debt by $15.5 Million

Paul McDowell, Chairman and Chief Executive Officer, stated, “We have had a productive start to 2011. Our focus continues to be growing the portfolio in a disciplined and accretive manner, and we made significant progress on a variety of transactions in our acquisition pipeline in the first quarter of 2011. We also secured additional capital to support that expected portfolio growth. Reducing debt remains a priority and we continue to do so through a combination of scheduled principal amortization and targeted loan asset sales.”

First Quarter 2011 Results:

	For the Three Months Ended March 31,
(Amounts in thousands, except per share amounts)	2011	2010
Funds from operations	$9,188	$9,221
Per Share	$0.16	$0.17
Items that affect comparability (income) expense:
Loss on investments	490	–
Loss on extinguishment of debt	–	96
Funds from operations, as adjusted for comparability	$9,678	$9,317
Per Share	$0.17	$0.18

For the quarter ended March 31, 2011, the Company reported total revenues of $42.2 million, compared to total revenues of $41.7 million in the comparable period in 2010. FFO adjusted for items that affect comparability was $9.7 million, or $0.17 per share, compared to $9.3 million, or $0.18 per share, in the comparable period in 2010. Net loss to common stockholders for the first quarter of 2011 was $(3.1) million, or $(0.05) per share, compared to net loss of $(2.8) million, or $(0.05) per share, in the comparable period in 2010.

During the first quarter of 2011, CapLease’s portfolio continued to perform well, with no tenant defaults or delinquencies.

As previously announced, the Company sold its entire structured security position in the mortgage debt on an office building located at 180 Maiden Lane in New York, New York, and used the proceeds from the sale primarily to lower the outstanding debt balance under its CDO. The Company sold the two CMBS securities at a $98 price, and recognized a loss on the sale during the first quarter of 2011 of $490,000.

New Investment Pipeline:

During 2011, the Company has continued to grow and make progress on its pipeline of potential acquisitions. In the second quarter, the Company agreed to acquire an approximately 225,000 square foot office building in a major southern city for approximately $25 million. The building is leased to a large European public company and the average capitalization rate over the 9.5 years of remaining lease term will be approximately 8.7%. The Company expects to close the acquisition in the third quarter.

The Company’s robust pipeline of potential acquisitions has grown to more than $500 million, and it includes a variety of both completed properties and build-to-suit transactions through the Company’s developer joint venture program. The pipeline includes transactions in various stages of discussion and review and, therefore, no assurance can be made that any transaction in the Company’s pipeline will ultimately close.

Capital Activity:

Early in the second quarter, the Company raised approximately $54 million of net proceeds through a common stock offering. The offering was priced on March 30, at $5.60 per share, before the underwriting discount and estimated offering expenses. The Company expects to use the proceeds to fund new investment transactions from its acquisition pipeline and for other general corporate purposes.

Portfolio Financing Activity:

During April, the Company obtained long-term financing on the $32.5 million property it acquired in December 2010 and leases to Cooper Tire & Rubber Company. The Company obtained $17.9 million of non-recourse mortgage financing, with an interest rate of 5.535% and a scheduled maturity in May 2021. We used the proceeds from the financing to repay borrowings against the asset on our credit agreement and for other general corporate purposes.

Investment Portfolio:

The Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 83% invested in owned properties, at March 31, 2011. The weighted average underlying tenant credit rating on the Company’s entire single tenant portfolio is A- from Standard & Poor’s, with an average tenant rating on the single tenant owned property portfolio of A.

Approximately 92% of the overall single tenant portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 95% of the single tenant owned property portfolio leased to investment grade tenants.

The weighted average remaining lease term on the Company’s entire single tenant portfolio is approximately eight years, including approximately seven years on the single tenant owned property portfolio and approximately 16 years on the leases underlying the loan portfolio.

Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants. References to the Company’s single tenant portfolio exclude its Johnston, Rhode Island and Omaha, Nebraska properties, as each is no longer leased primarily by a single tenant.

Balance Sheet:

At March 31, 2011, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $207 million in loan investments, and $121 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term amortizing non-recourse fixed rate debt. Only 2.4% of the Company’s debt is recourse and must be refinanced through 2012, comprised entirely of the convertible senior notes with $35.0 million of principal currently outstanding and putable to the Company by the holders in October 2012.

The Company’s overall portfolio leverage, expressed as a percentage of its total debt to total assets before depreciation and amortization on owned properties and with other minor adjustments, was approximately 70% as of March 31, 2011. CapLease expects its portfolio leverage level to continue to decrease over time, as a result of one or more of the following factors: scheduled principal amortization on our debt which, net of principal collected on our debt investments, averages about $30 million annually through 2014, voluntary debt reduction including potentially through selected asset sales, and expected lower or no leverage on new asset acquisitions. The Company’s leverage on owned properties is approximately 65% as of March 31, 2011.

Dividends:

In the first quarter of 2011, the Company declared a cash dividend on its common stock in the amount of $0.065 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2011 Guidance:

CapLease is affirming it previously disclosed full year 2011 guidance range of $0.65 to $0.70 of FFO per share, and $(0.20) to $(0.15) of earnings per share (EPS). As a reminder, the guidance does not include any meaningful revenue from the Johnston, Rhode Island property but does include expected carrying costs for the property.

CapLease is also affirming its full year 2011 guidance range of $0.71 to $0.76 per share of cash available for distribution (CAD).

The Company’s guidance estimates assume no asset investment or disposition activity in 2011. Our guidance estimates also assume no gains or losses associated with asset sales or debt extinguishment, no capital raising activities, no portfolio impairments or losses, and no other gains or charges that may occur during the year, and include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s first quarter 2011 results at 9:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (877) 407-4018 or (201) 689-8471 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investors section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (877) 870-5176 or (858) 384-5517 for international participants. To access the telephonic replay, please enter conference ID 372071.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property (if any) and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, CAD for the 2011 period has been adjusted to exclude the loss on investments and CAD for the 2010 period has been adjusted to exclude the loss on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

The Company’s leverage ratios, which are among the financial metrics used by management to review and analyze CapLease’s debt, are also non-GAAP financial measures. Leverage ratios are a widely used financial measure by the real estate investment community, especially for REITs. We measure our leverage ratios by dividing total debt by total assets, as adjusted. We measure total assets, as adjusted, at historical cost before depreciation and amortization on owned properties. Therefore, our leverage ratios do not account for any fluctuations in value, up or down, that may have occurred since we acquired our owned properties. Other companies including other REITs may compute leverage ratios in a different manner and, therefore, our leverage ratios may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  our ability to close new investment transactions that are in our pipeline;
  our ability to make additional investments in a timely manner or on acceptable terms;
  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries Consolidated Statements of Operations For the three months ended March 31, 2011 and March 31, 2010 (Unaudited)

	For the Three Months Ended March 31,
(Amounts in thousands, except per share amounts)	2011	2010
Revenues:
Rental revenue	$32,178	$31,527
Interest income from loans and securities	6,428	6,968
Property expense recoveries	3,353	3,012
Other revenue	283	202
Total revenues	42,242	41,709
Expenses:
Interest expense	20,453	21,727
Property expenses	6,913	6,367
Loss on investments	490	–
General and administrative expenses	2,833	2,964
General and administrative expenses-stock based compensation	672	554
Depreciation and amortization expense on real property	12,330	12,065
Loan processing expenses	66	77
Total expenses	43,757	43,754
Loss on extinguishment of debt	–	(96)
Loss from continuing operations	(1,515)	(2,141)
Income from discontinued operations	–	38
Net loss before non-controlling interest in consolidated subsidiaries	(1,515)	(2,103)
Non-controlling interest in consolidated subsidiaries	9	8
Net loss	(1,506)	(2,095)
Dividends allocable to preferred shares	(1,627)	(741)
Net loss allocable to common stockholders	$(3,133)	$(2,836)

Earnings per share:
Net loss per common share, basic and diluted	$(0.05)	$(0.05)
Weighted average number of common shares outstanding, basic and diluted	57,537	53,051
Dividends declared per common share	$0.07	$0.06
Dividends declared per preferred share	$0.51	$0.51

CapLease, Inc. and Subsidiaries Consolidated Balance Sheets As of March 31, 2011 (unaudited) and December 31, 2010

(Amounts in thousands, except share and per share amounts)	As Of March 31, 2011	As Of December 31, 2010
Assets
Real estate investments, net	$1,391,613	$1,398,399
Loans held for investment, net	207,032	210,040
Commercial mortgage-backed securities	121,470	145,965
Cash and cash equivalents	33,506	32,742
Structuring fees receivable	309	326
Other assets	99,997	82,799
Total Assets	$1,853,927	$1,870,271
Liabilities and Equity
Mortgages on real estate investments	$923,984	$928,429
Collateralized debt obligations	251,804	254,210
Credit agreement	101,105	105,345
Secured term loan	97,434	101,880
Convertible senior notes	34,068	33,926
Other long-term debt	30,930	30,930
Total Debt Obligations	1,439,325	1,454,720
Intangible liabilities on real estate investments	36,858	37,405
Accounts payable, accrued expenses and other liabilities	25,846	21,134
Dividends and distributions payable	5,401	5,373
Total Liabilities	1,507,430	1,518,632
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 3,204,900 shares issued and outstanding	73,880	73,880
Common stock, $0.01 par value, 500,000,000 shares authorized, 57,905,665 and 57,471,268 shares issued and outstanding, respectively	580	576
Additional paid in capital	290,220	296,232
Accumulated other comprehensive loss	(19,331)	(20,216)
Total Stockholders' Equity	345,349	350,472
Non-controlling interest in consolidated subsidiaries	1,148	1,167
Total Equity	346,497	351,639
Total Liabilities and Equity	$1,853,927	$1,870,271

CapLease, Inc. and Subsidiaries Reconciliation of Net Loss to Funds from Operations and Cash Available for Distribution (unaudited) For the three month ended March 31, 2011 and March 31, 2010

	For the Three Months Ended March 31,
(Amounts in thousands, except per share amounts)	2011	2010
Net loss allocable to common stockholders	$(3,133)	$(2,836)
Add (deduct):
Non-controlling interest in consolidated subsidiaries	(9)	(8)
Depreciation and amortization expense on real property	12,330	12,065
Funds from operations	9,188	9,221
Add (deduct):
Straight-lining of rents	11,674	10,372
General and administrative expenses-stock based compensation	672	554
Amortization of above and below market leases	419	416
Non-cash interest income and expenses	484	750
Loss on investments	490	–
Loss on extinguishment of debt	–	96
Cash available for distribution	$22,927	$21,409

Weighted average number of common shares oustanding, basic and diluted	57,537	53,051
Weighted average number of OP units outstanding	156	156
Weighted average number of common shares and OP units outstanding, diluted	57,693	53,207
Net loss per common share, basic and diluted	$(0.05)	$(0.05)
Funds from operations per share	$0.16	$0.17
Cash available for distribution per share	$0.40	$0.40

CapLease, Inc. and Subsidiaries Overall Company Leverage (unaudited) As of March 31, 2011 and December 31, 2010

	Mar 31, 2011	Dec 31, 2010
Debt
Mortgages on real estate investments	$923,984	$928,429
Collateralized debt obligations	251,804	254,210
Principal held by CDO trustee pending distribution	(16,759)	(1,607)
Credit agreement	101,105	105,345
Secured term loan	97,434	101,880
Convertible senior notes	34,068	33,926
Other long-term debt	30,930	30,930
Total Debt	$1,422,566	$1,453,113

Assets
Total assets	$1,853,927	$1,870,271
Accumulated depreciation and amortization on owned properties	252,645	239,990
Intangible liabilities on real estate investments	(36,858)	(37,405)
Prepaid expenses and deposits	(1,570)	(2,197)
Accrued rental income	(34,287)	(39,506)
Deferred rental income	6,455	–
Debt issuance costs, net	(5,543)	(5,999)
Other	(653)	(720)
Total Assets, as adjusted	$2,034,116	$2,024,434

Leverage (Total Debt/Total Assets, as adjusted)	70%	72%

CapLease, Inc. and Subsidiaries Leverage by Segment (unaudited) As of March 31, 2011

(in thousands)	Mortgage Debt	CDO Debt	Secured Term Loan Debt	Credit Agreement Debt	Principal held by trustee pending distribution	Total Debt	Investment(1)	Leverage
Owned Properties	$923,984	$31,445	$29,011	$92,275	$-	$1,076,715	$1,655,308	65%
Debt Investments	–	220,359	68,423	8,830	$(16,759)	$280,853	329,392	85%
(1)	Represents our carry value for financial reporting purposes before depreciation and amortization on owned properties. The carry value of our debt investments has been adjusted to exclude a $500 general loss reserve.

CONTACT:
Investor Relations/Media Contact:
ICR, LLC
Brad Cohen, 212-217-6393
bcohen@icrinc.com